                                                   REGISTRATION NO. 333-_______




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------


                          UNITED HEALTHCARE CORPORATION
               (Exact name of issuer as specified in its charter)

                MINNESOTA                                41-1321939
      (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                   Identification No.)




                                 300 OPUS CENTER
                               9900 BREN ROAD EAST
                           MINNETONKA, MINNESOTA 55343
          (Address of Principal Executive Offices, including Zip Code)


                          UNITED HEALTHCARE CORPORATION
                     NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                     AMENDED AND RESTATED AS OF MAY 12, 1999
                            (Full title of the plan)


                                 DAVID J. LUBBEN
                          General Counsel and Secretary
                          United HealthCare Corporation
                                 300 Opus Center
                               9900 Bren Road East
                           Minnetonka, Minnesota 55343
                                 (612) 936-1300
            (Name, address and telephone number of agent for service)

                                    Copy to:
                               JAMES D. ALT, ESQ.
                              Dorsey & Whitney LLP
                             Pillsbury Center South
                              220 South 6th Street
                          Minneapolis, Minnesota 55402
                       ----------------------------------

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                         CALCULATION OF REGISTRATION FEE

Title of                                    Proposed                   Proposed
Securities                 Amount           Maximum                    Maximum                   Amount of
to be                      to be            Offering Price             Aggregate                 Registration
registered                 registered       per share                  offering price (1)        fee (1)
-------------------------------------------------------------------------------------------------------------------
Common Stock
($.01 par value)           500,000          $49.5625                   $24,781,250               $6,889.19

(1) Calculated in accordance with Rule 457(h) under the Securities Act of 1933. Estimated solely for the purpose of determining the registration fee in accordance with Rules 457(h) and (c). The proposed maximum offering price is based upon the average of the high and low sales prices of the Company's Common Stock as reported on the NYSE on October 27, 1999.

                                     PART II


             ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The information required to be filed in this registration statement is incorporated herein by reference to the information contained in the registration statement on Form S-8 (File No. 33-59623) filed with the Securities and Exchange Commission on May 26, 1995.



                                ITEM 8. EXHIBITS

EXHIBIT NUMBER    DESCRIPTION
      5           Opinion of General Counsel of Company re Legality

     15           Letter re unaudited interim financial information

   23.1           Consent of Arthur Andersen LLP, independent public accountants

   23.2           Consent of General Counsel (included in Exhibit 5 above)

   24             Power of Attorney

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on November 3, 1999.

                                      UNITED HEALTHCARE CORPORATION


                                      By /s/ William W. McGuire, M.D.
                                         ----------------------------
                                         William W. McGuire, M.D.
                                         Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 3, 1999.

/s/ William W. McGuire, M.D.         Chief Executive Officer and Director
-----------------------------        (principal executive officer)
William W. McGuire, M.D.


/s/ Arnold H. Kaplan                 Chief Financial Officer
-----------------------------        (principal financial officer)
Arnold H. Kaplan

/s/ Patrick J. Erlandson             Chief Accounting Officer
-----------------------------        (principal accounting officer)
Patrick J. Erlandson


        *                            Director                *                   Director
------------------------------                    ---------------------------
William C. Ballard, Jr.                           Walter F. Mondale


         *                           Director                *                   Director
------------------------------                    ---------------------------
Richard T. Burke                                  Mary O. Mundinger


         *                           Director                *                   Director
------------------------------                    ---------------------------
James A. Johnson                                  Robert L. Ryan


         *                           Director                *                   Director
------------------------------                    ---------------------------
Thomas H. Kean                                    William G. Spears


         *                           Director                *                   Director
------------------------------                    ---------------------------
Douglas W. Leatherdale                            Gail R. Wilensky


                                             *By: /s/ William W. McGuire, M.D.
                                                  -----------------------------
                                                    William W. McGuire, M.D.
                                                       AS ATTORNEY-IN-FACT

                                  EXHIBIT INDEX


EXHIBIT NUMBER    DESCRIPTION
      5           Opinion of General Counsel of Company re Legality

     15           Letter re unaudited interim financial information

   23.1           Consent of Arthur Andersen LLP, independent public accountants

   23.2           Consent of General Counsel (included in Exhibit 5 above)

   24             Power of Attorney
